UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2004

THE HOUSTON EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-11899	22-2674487
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)

1100 Louisiana, Suite 2000
Houston, Texas		77002-5215
(Address of principal executive offices)		(Zip Code)

(713) 830-6800
(Registrant’s telephone number, including area code)

Not Applicable
(Former names or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
Press Release issued on November 4, 2004
Press Release issued on November 2, 2004

Item 2.02.	Results of Operations and Financial Condition.

On November 4, 2004 The Houston Exploration Company (the “Company”) issued a press release announcing its financial and operational results for the three-month and nine-month periods ended September 30, 2004. The press release is furnished as Exhibit 99.1 to this Current Report and incorporated by reference herein.

Following the issuance of the press release and the filing of this current report on Form 8-K, the Company will hold its third quarter 2004 earnings conference call on Thursday, November 4, 2004, at 1:00 P.M. Central Time, which is open to the public, to further review financial and operational results. This scheduled conference call was previously announced on October 14, 2004. To access the call, dial (800) 374-0699 prior to start. The conference call will also be webcast. To access the webcast, log on to the Company’s website at http://www.houstonexploration.com and follow the webcast links. A replay of the call will be available for one week on the Company’s website beginning at 4:00 P.M. Central Time on November 4, 2004. To replay the call, dial (706) 645-9291 and provide the confirmation code 1528401.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 2, 2004 the Company announced the naming of Steven L. Mueller to the newly created position of Executive Vice President and Chief Operating Officer and Roger B. Rice to Senior Vice President of Administration. Messrs. Mueller and Rice will report to the Company’s Chairman, President and Chief Executive Officer, William G. Hargett. No change has been made to the terms of the employment agreements for Mr. Mueller or Mr. Rice. A copy of the Company’s press release dated November 2, 2004, announcing the promotions is furnished as Exhibit 99.2 to this Current Report and incorporated by reference herein.

Mr. Mueller, age 51, will be responsible for all aspects of the Company’s exploration and production activities. Reporting to him will be the Company’s offshore division, onshore division, land and exploration departments. Since October 2001, Mr. Mueller has served as the Company’s Senior Vice President and General Manager — Onshore Division. Immediately prior to joining Houston Exploration, Mr. Mueller had been Senior Vice President — Exploration and Production for Belco Oil and Gas Corp. Mr. Mueller joined Belco Oil and Gas Corp. in 1996 and held various senior management positions involving oil and gas exploration. From 1992 to 1996 Mr. Mueller was Exploitation Vice President for American Exploration Company. From 1988 to 1992, Mr. Mueller was Exploration Manager — South Louisiana for Fina Oil and Chemical Company. Mr. Mueller began his career with Tenneco Oil Corporation in 1975 and held various geological and engineering positions with Tenneco from 1975 to 1988. Mr. Mueller received his B.S. in Geological Engineering from the Colorado School of Mines in 1975.

Mr. Rice, age 60, joined the Company in March of 2002 in the newly created position of Vice President – Human Resources and Administration after working for the Company as a paid consultant since June 2001. From January 2001 to June 2001, Mr. Rice was a private management consultant and oil and gas investor. From December 1998 to December 2000, Mr. Rice was Vice President and General Manager for Santa Fe Snyder Corporation where he was responsible for all onshore exploration and production activities in Texas and New Mexico. Mr. Rice had been Vice President — Human Resources with Snyder Oil Corporation from 1997 until its merger with Santa Fe Resources in 1999. From 1992 to 1997, Mr. Rice was Vice President Human Resources and Administration with Apache Corporation. From 1989 to 1992, he was Managing Consultant with Barton Raben, Inc., an executive search and consulting firm specializing in the energy industry. Previously, Mr. Rice was Vice President Administration for The Superior Oil Company and held various management positions with Shell Oil Company. He earned his B.A. and M.B.A. from Texas Technological University.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release issued by Houston Exploration on November 4, 2004 announcing results of operations for the three-month and nine-month periods ended September 30, 2004.

99.2	Press release issued by Houston Exploration on November 2, 2004 announcing appointment of officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2004	THE HOUSTON EXPLORATION COMPANY

	By:	/s/ James F. Westmoreland

James F. Westmoreland
Vice President and Chief Accounting Officer